EXHIBIT 5.1

January 26, 1999

Cytogen Corporation
600 College Road East
Princeton, New Jersey 08540

Ladies and Gentlemen:

The undersigned has acted as counsel to Cytogen Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), for the registration of 6,200,000 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company which may be issued pursuant to an equity line agreement (the "Equity Line Agreement"), under which the Company may issue shares of Common Stock to an investor from time to time, together with shares of Common Stock which may be issued on the exercise of warrant (the "Warrant").

I have examined and am familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as I have deemed necessary or appropriate as a basis for the opinions expressed below, including the Registration Statement, the Restated Certificate of Incorporation of the Company and the By-laws of the Company.

Based on the foregoing, I am of the opinion that the Common Stock issuable pursuant to the Equity Line Agreement or pursuant to the Warrant has been duly authorized and reserved for issuance and, when duly issued and delivered, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

I express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the general corporate laws of the State of Delaware and the federal law of the United States of America. I have relied in part upon the advice of New York counsel with respect to the laws of New York as applicable. The foregoing opinion is rendered as of the date hereof, and I assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in the law which may hereafter occur.

                                       Very truly yours,



                                       /s/ Donald F. Crane
                                      -------------------------
                                      Donald F. Crane, Jr.